UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2008
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
6900 Dumbarton Circle
Fremont, California 94555
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 284-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On May 23, 2008, Genitope Corporation (“Genitope” or the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting that it had concluded that the carrying amounts of the Company’s long-lived assets were not recoverable and that a material impairment existed as of March 31, 2008 with respect to those assets. However, at the time of filing of the Initial Form 8-K reporting the impairment, the Company was still in the process of preparing its unaudited condensed financial statements for the quarter ended March 31, 2008 and could not reasonably estimate the amount or range of amounts of the material impairment charge. A reasonable estimate of the charge was not determined until May 27. The Company is filing this Amendment No. 1 to Form 8-K to report the charges recorded for material impairment of long-lived assets that were determined to exist as of March 31, 2008.

Item 2.06.	Material Impairments.
     On May 20, 2008, the Company’s board of directors (the “Board”) concluded that the carrying amounts of the Company’s long-lived assets were not recoverable and that a material impairment existed as of March 31, 2008 with respect to those assets, as the net undiscounted cash flows expected to result from the use of the long-lived assets were projected to be zero at that time.
     Although management had previously concluded that, based upon its evaluation of events and circumstances that had occurred prior to December 31, 2007, no impairment of assets existed at that date, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 indicated that the Company would continue to evaluate the possible impairment of assets. As part of this evaluation, on May 13, 2008, the Audit Committee of the Board and management discussed, on a preliminary basis, a potential write-down of long-lived assets with the expectation that an impairment of assets would probably need to be reflected in the Company’s financial statements for the quarter ended March 31, 2008; however, no conclusion was reached at that time. On May 20, 2008, the Board concluded that a material impairment existed as of March 31, 2008. This conclusion followed an evaluation of events and circumstances that occurred subsequent to December 31, 2007 and prior to March 31, 2008, including the March 6, 2008 communication from the U.S. Food and Drug Administration that one or more additional Phase 3 clinical trials for the Company’s lead product candidate, MyVax personalized immunotherapy, or MyVax, would be required before the FDA would accept a biologics license application for review. The Company’s subsequent decisions to suspend the development of MyVax, to evaluate the potential sale of non-critical assets, to provide notices under the Worker Adjustment and Retraining Notification Act to approximately 165 employees and all of its executive officers other than its chief executive officer, and to consider the Company’s strategic alternatives with respect to all aspects of its business were also among the key factors taken into account in support of this conclusion.
     Therefore, in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), the Company’s unaudited condensed financial statements for the quarter ended March 31, 2008 reflected a non-cash charge as of March 31, 2008, using estimated fair values, to adjust the carrying value of the impaired long-lived assets. The impaired long-lived assets include primarily building-related assets (such as the building shells, the security deposits related to its leased buildings and leasehold improvements) and, to a lesser extent, equipment and furnishings (such as computer hardware and software, lab equipment and office furnishings). To calculate the impairment charge, management estimated the fair value of the asset group. The total carrying value as of March 31, 2008 for all long-lived assets was $88.1 million. Based on management’s assessment, the total fair value for the asset group was $49.5 million as of March 31, 2008. Consequently, the Company’s financial statements reflect a charge of $38.6 million for an impairment of long-lived assets for the three months ended March 31, 2008. The impairment charge was allocated to the asset categories in the group of long-lived assets on a pro rata basis using the relative carrying amounts of those assets, in accordance with SFAS 144. The fair value referenced above and used for the impairment analysis required management to make estimates and assumptions that affect the impairment charge included in the statement of operations. Actual results could differ from those estimates. A change in facts or circumstances surrounding the estimates could result in a change to estimates and impact future operating results. At the present time, the Company does not expect that the impairment charge will result in any material future cash expenditures. More detailed information regarding the impairment loss is contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
     The Company currently has capital resources that it believes to be sufficient to support its operations through approximately June 2008. The Company is unlikely to be able to raise sufficient funds to continue its existing operations beyond that time, particularly in light of its obligations to its lessor and other creditors. Accordingly, it does not expect to resume the conduct of its current operations other than as a substantially restructured entity, whether as a result of bankruptcy proceedings or otherwise. The Company is continuing to evaluate its strategic alternatives in light of its current cash position, including potential sales of equipment and other non-critical assets, a spin-off or sale of its monoclonal antibody and MyVax programs to a separately funded entity or entities, or the potential need to seek protection under the provisions of the U.S. Bankruptcy Code.
     Forward-Looking Statements
     This Amendment No. 1 to Form 8-K contains “forward-looking statements.” For this purpose, any statements contained in this report that are not statements of historical fact may be deemed forward-looking statements, including, without limitation, statements regarding the impairment of the Company’s assets and future cash expenditures related to impairments, and capital resources, financial results, continuation of the Company’s operations and strategic alternatives with respect to the Company, the Company’s MyVax program or monoclonal antibody program. Words such as “believes,” “anticipates,” “plans,” “expects,” “could,” “estimates,” “will,” “intends” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the Company’s results to differ materially from those indicated by these forward-looking statements, including without limitation the risk that the Company may need to record additional charges in the future, that it is unlikely to be able to raise sufficient funds to continue its existing operations as currently structured, that it may need to seek to protection under the provisions of the U.S. Bankruptcy Code and the other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Genitope undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENITOPE CORPORATION
Dated: June 2, 2008	By:	/s/ Dan W. Denney, Jr.
Dan W. Denney, Jr., Ph.D.
Chief Executive Officer